                     U.S. SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D.C.


                                   FORM 8-K


                                CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934




                                 June 28, 2000
                ------------------------------------------------
                Date of Report (date of earliest event reported)





                                SAN HOLDINGS, INC.
              -----------------------------------------------------
              Exact Name of Registrant as Specified in its Charter





          Colorado                   0-16423             84-0907969
---------------------------      ---------------    ----------------------
State or Other Jurisdiction      Commission File    IRS Employer Identifi-
     of Incorporation                Number             cation Number




       900 West Castleton Road, Suite 100, Castle Rock, Colorado 80104
       ---------------------------------------------------------------
         Address of Principal Executive Office, Including Zip Code


                               (303) 297-9656
            --------------------------------------------------
            Registrant's Telephone Number, Including Area Code


                                    N/A
         -----------------------------------------------------------
         Former Name or Former Address, if Changed Since Last Report

ITEM 2.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

     On June 28, 2000, SAN Holdings, Inc. (the "Company") acquired Value Technology, Inc., a data storage services provider, through a merger with a newly formed, wholly-owned subsidiary of the Company. In connection with this acquisition, the Company issued an aggregate of 115,000 shares of the Company's Common Stock and paid a total of $113,100 to the former shareholder and employees of Value Technology, Inc. In the event that the average closing bid price for the Company's Common Stock is less than $15.00 any time during the 20 days prior to December 31, 2000, the Company will be required to issue an aggregate of an additional 28,750 shares to the former shareholder and employees of Value Technology, Inc.

     Value Technology, Inc. is a high quality services company serving primarily the data storage management needs of major securities firms on Wall Street in New York City. During 1999, the business produced sales of data storage products and services in excess of $4,000,000. Ross Bernstein, the founder of Value Technology, Inc., is now a Vice President and Director of the Company's Storage Area Networks subsidiary, and will continue to oversee Value Technology, Inc.'s operations and customers as part of the combined business of Storage Area Networks.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements of Value Technology, Inc. will be filed by amendment on or before September 11, 2000.

     (b) PRO FORMA FINANCIAL INFORMATION. Pro forma financial information will be filed by amendment on or before September 11, 2000.

     (c)  EXHIBITS.

EXHIBIT
NUMBER     DESCRIPTION                      LOCATION

 10.1      Agreement and Plan of Merger     Filed herewith electronically
           and Reorganization dated
           June 19, 2000, among SAN
           Holdings, Inc., Value Tech
           Acquisition Corporation
           and Value Technology, Inc.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       SAN HOLDINGS, INC.



Dated:  July 12, 2000                  By:/s/ L. W. Buxton
                                          L. W. Buxton, President